Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER,
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code, Barbara Humpton, Chief Executive Officer of USA Rare Earth, Inc., and William Robert Steele Jr., Chief Financial Officer of USA Rare Earth, Inc., each hereby certify that, to the best of his knowledge:

1.The Company’s Annual Report on Form 10-K for the period ended December 31, 2025, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2.The information contained in the Annual Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Annual Report and results of operations of the Company for the period covered by the Annual Report.

IN WITNESS WHEREOF, the undersigned has set his hand hereto:

Date:	March 30, 2026		/s/ BARBARA HUMPTON
		Name:	Barbara Humpton
		Title:	Chief Executive Officer
(Principal Executive Officer

Date:	March 30, 2026		/s/ WILLIAM ROBERT STEELE JR.
		Name:	William Robert Steele Jr.
		Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

*    This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of USA Rare Earth, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing